Angel Oak Mortgage REIT, Inc. Reduces Funding Costs and Boosts Liquidity with Participation in $260.6 million Securitization

Third securitization of the year pays down most expensive warehouse facility, decreases financing costs, reduces recourse leverage, and frees up capital

ATLANTA—August 22, 2023—Angel Oak Mortgage REIT, Inc. (NYSE: AOMR), (the “Company,” “we,” and “our”), a leading real estate finance company focused on acquiring and investing in first-lien non-QM loans and other mortgage-related assets in the U.S. mortgage market, announces its participation in AOMT 2023-5, an approximately $260.6 million scheduled principal balance securitization backed by a pool of residential mortgage loans. Similar to this year’s AOMT 2023-1 securitization, AOMR participated in AOMT 2023-5 alongside other Angel Oak entities. The senior tranche received an AAA rating from Fitch Ratings.

“AOMT 2023-5 builds upon the positive momentum of June’s AOMT 2023-4 securitization, the earnings impact of which had not yet been demonstrated in our Q2 results. Between these two securitizations, we have released over $45 million in capital for new loan purchases and reduced over $260 million of debt on our highest-cost loan financing facility, which will drive a meaningful positive impact to earnings in the coming quarters,” said Sreeni Prabhu, Chief Executive Officer and President of Angel Oak Mortgage REIT, Inc. “Additionally, this transaction increases the weighted average coupon rate of our remaining residential whole loans portfolio, which should support future securitization execution.”

Key Highlights and Updates
•The securitization and committed loan purchases will increase the weighted average coupon rate of the Company’s residential whole loans portfolio to 5.53%, up 69 basis points from 4.84% as of June 30, 2023. This is expected to continue to increase as newly-originated loans are purchased with capital released from the securitization.
•AOMR contributed loans with a scheduled unpaid principal balance of $93.8 million, against which it carried $63.5 million of debt on its highest-cost loan financing facility.
•The execution of AOMT 2023-5 brings AOMR’s total liquidity1 to over $150 million.
•In total, AOMT 2023-5 consists of 530 loans. The securitization has an average original credit score of 735, an original average loan-to-value ratio of 71.9%, and a non-zero debt-to-income ratio of 32.9%.
•AOMR will retain its pro-rata share of the unsold bonds in the securitization.

1 Total liquidity consists of unrestricted cash and unencumbered assets

Forward Looking Statements
This press release contains certain forward-looking statements that are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the Company’s investments. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” or by the negative of these words and phrases or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition, or state other forward-looking information. The Company’s ability to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward-looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward-

looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this press release. Additional information concerning factors that could cause actual results and performance to differ materially from these forward-looking statements is contained from time to time in the Company’s filings with the Securities and Exchange Commission. Except as required by applicable law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements. The Company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.
About Angel Oak Mortgage REIT, Inc.
Angel Oak Mortgage REIT, Inc. is a real estate finance company focused on acquiring and investing in first lien non-QM loans and other mortgage-related assets in the U.S. mortgage market. The Company’s objective is to generate attractive risk-adjusted returns for its stockholders through cash distributions and capital appreciation across interest rate and credit cycles. The Company is externally managed and advised by an affiliate of Angel Oak Capital Advisors, LLC, which, collectively with its affiliates, is a leading alternative credit manager with a vertically integrated mortgage origination platform. Angel Oak, Angel Oak Mortgage REIT, AOMR and the tree design are trademarks owned or registered by Angel Oak Companies, LP in the U.S.

Additional information about the Company is available at www.angeloakreit.com.

Contacts
Investors:
investorrelations@angeloakreit.com
855-502-3920
Company Contact:
KC Kelleher, Head of Corporate Finance & Investor Relations
404-528-2684
kc.kelleher@angeloakcapital.com
Media:
Bernardo Soriano, Gregory FCA for Angel Oak Mortgage, Inc.
914-656-3880
bernardo@gregoryfca.com